Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in McKesson Corporation Registration Statement Nos. 333-163642, 333-181118, 333-181119, 333-190847, 333-190848, and 333-190849 on Form S-8, and Registration Statement Nos. 333-26103 and Amendment No. 1 thereto, 333-85973 and Amendment Nos. 1 and 2 thereto, and 333-179879 on Form S-3, of our report dated May 5, 2016, relating to the consolidated financial statements and consolidated financial statement schedule of McKesson Corporation and subsidiaries, and the effectiveness of McKesson Corporation’s internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the early adoption of Financial Accounting Standards Board Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes), appearing in this Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 2016.

/s/ Deloitte & Touche LLP
San Francisco, California
May 5, 2016